EXECUTION COPY COMMUTATION AGREEMENT AND RELEASE This Commutation and Release Agreement ("Commutation Agreement") entered into and effective as of July 31, 2019 (the "Eliective Date"), is entered into by AmTrust International Insurance, Ltd (the "Company") and Maiden Reinsurance Ltd., (the "Reinsurer," and, together with the Company, each a "Party" and, collectively, the "Parties"). RECITALS I. The Company and Rei.usurer are patties to the Amended and Restated Quota Share Reinsurance Agreement. as amended (the "AR Quota Share"), which was in effect for the period from July I, 2007 through January I, 2019, by which the Company ceded and the Rei.usurer assumed fo1ty percent (40%) of Affiliate Subject Premium, as defined in the AR Quota Share, and forty percent (40%) of Ultimate Net Loss, as defined in the AR Quota Share, with respect to business classified by the Company as workers' compensation business, among other Covered Business, as defined in the AR Quota Share. 2. The Parties wish to enter into th is Commutation Agreement to provide: (a) for the re assumption by the Company from the Reinsurer of all reserves, including IBNR, ceded by the Company to the Reinsurerwith respect to the Reinsurer' s forty percent (40%) of Ultimate Net Loss related to: (a) all losses incurred in Accident Year 2017 and Accident Year 2018 under California workers' compensation policies issued by the Company's Affiliates, as defined in the AR Quota Share (the "Commuted California Business"); and (b) all losses incurred in Accident Year 2018 under New York workers' compensation policies issued by the Company's Affiliates (the "Commuted New York Business" and, together with the Commuted California Business, the "Commuted Business"), in exchange for the release and full discharge ofReinsurer of all of its obligations to the Company with respect to the Commuted Business. For the avoidance of doubt, the Commuted Business does not include any business (i) classified by the Company as Specialty Program or Specialty Middle-Market business or (ii) issued by a Republic Group company. A "Republic Group company" means any Company Affiliate which also is a direct or indirect subsidiary of Republic Companies, Inc. NOW, THEREFORE, the Parties agree as follows: A . Commutation and Release I. The Company and the Reinsurer agree that their liability to each other solely with respect to the Commuted Business shall be discharged by the Reinsurer's delivery to the Company of cash and invested assets in the amount of$312,785,677 (the "Commutation Pavment"), which is the sum of the net ceded reserves in the amount of $330,68 1,515 with respect to the Commuted Business as of 12.31. 18 less payments [Commutation Agreement and Release]

in the amount of $ 17,895,838 made by the Reinsurer with respect to the Commuted Business from 1. 1.19 through the Effective Date. The Commutation Payment plus interest on that amount at the rate of3.3% per annum from January I, 2019 through the Eflective Date, inclusive of both dates, shall be made by the Reinsurer within live business days of the Effective Date. The Company and the Reinsurer acknowledge that they are patties to a Reinsurer Trust Assets Collateral Agreement dated as of December I, 2008, as amended (the "Collateral Agreement"), pursuant to which the Reinsurer posts collateral for the benefit of the Company and/or it5 Affiliates in order to satisfy Reinsurer's obligation to provide security pursuant to Article XXIII of AR Quota Share. The Company and the Reinsurer agree that it is their intent that the Commutation Payment will be funded on behalf of the Reinsurer by the Company and the Reinsurer jointly directing the trnstee holding the collateral under the Collateral Agreement to release to the Company assets jointly selected by the Company and the Reinsurer with an aggregate fair market value equal to the Collateral Payment. 2. Upon receipt of the Commutation Payment by the Company, the Company and the Reinsurer mutually release and forever discharge each other and their predecessors, successors, parents, assigns, officers, directors, agents, employees, representatives, liquidators, rehabilitators, receivers, shareholders, heirs, executors, administrators and attorneys from any and all past, present and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sum of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature, kind, character and description whatsoever, whether grounded in law or in equity, in admiralty, in contract, in tort or otherwise (including any claims based on fraud, bad faith or extra-contractual liabilities), all whether known or unknown, repo1ted or unreported, discovered or undiscovered, suspected or unsuspected, vested or contingent that the Company or the Reinsurer, as the case may be, now has, owns or holds or claims to have, own or hold or at any time had, owned or held, or claimed to have had, owned or held, arising of conduct or matters occurring prior to, at or subsequent to the execution of this Commutation Agreement against the Company or the Reinsurer, as the case may be, to the extent arising from, based upon or in any way related to the Commuted Business, it being the intention of the Parties that this release operate as a foll and final settlement of each of the Company's and the Reinsurer's past, current and future liabilities to the other to the extent arising out of or in connection with the Commuted Business and obligations arising under or related to the Commuted Business. B. Amendment of AR Quota Share. 2

The Company and the Reinsurer agree that as of the Effective Date, the AR Quota Share shall be deemed amended as applicable so that the Commuted Business is no longer included as patt of the Covered Business thereunder. This Commutation Amendment is limited by its terms and does not and shall not serve 10 amend or waive any other provision oftbe AR Quota Share Agreement. C. Independent Investigation; Special \1/aiver I. The Parties acknowledge that they have each entered into this Commutation Agreement in reliance on their own independent investigation and analysis of the facts underlying their participation in the AR Quota Share, and that no representations, warranties or promises of any kind have been made, directly or indirectly, to induce them to execute this Commutation Agreement other than those which are expressly set forth herein. Nevertheless, the Parties acknowledge that they may later discover facts different from or in addition to those now known or believed to be known regarding their participation in AR Quota Share and agree that this Commutation Agreement shall remain in force notwithstanding the existence of or belief regarding any different or additional facts. 2. The Parties explici tly agree that a ll rights under Section 1542 of the California Civil Code or any similar provisions of law are hereby expressly waived. Section 1542 of the California Civil Code provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHJCH IF KNOWN BY HIM OR HER MUST HA VE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WTTH THE DEBTOR. D. Representations and \Varra ntics l . Each Party hereto represents and warrants to the other Party that: (a) it is a company in good standing in its jurisdiction of domicile; (b) it is fully authorized to execute and deliver this Commutation Agreement; (c) this Commutation Agreement is enforceable against each of the Parties in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity; (d) the person or persons executing this Commutation Agreement on its behalf has the power, legal capacity and is fully authorized to do so; 3

(e) there are no pending conditions, agreements, transactions or negotiations to which it is a party or are likely to be made a party that would render this Commutation Agreement or any pan thereof, void, voidable or unenforceable no authorization, consent, or approval of any person or entity, governmental or otherwise, is required to make this Commutation Agreement valid and enforceable; and (t) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity. E. Further Assurances The Parties agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other Party may reasonable require in order to implement the provisions or objectives of this Commutation Agreement. F. Miscellaneous I. All notices, requests and other communications to any Party hereunder shall be in writing (including email transmission) and shall be given: (a) ifto the Company: AmTrust International Insurance, Ltd. 7 Reid Street, Suite 400 HM 11 Hamilton, Bennuda Attention: Chris Souter Telephone: (4 41 ) 444-4806 E-mail: chris.souler@amtrustgroup.com with a copy to: AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor New York, New York 10038 Attention: Stephen Ungar Telephone: (646) 458-7913 Emai l: steve.ungar@amtrustgroup.com (b) if to the Reinsurer: Maiden Reinsurance Ltd. Ideation House 4

94 Pitts Bay Road
Pembroke HM 08
Bermuda

Attention:	Patrick J. Haveron Lawrence F. Metz
Telephone:	(441) 298-4902
E-mail:	PHaveron@maiden.bm LMetz@maidenre.com

or such other address as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received immediately if received via email or, otherwise, on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication other than email shall be deemed to have been received on the next succeeding business day in the place of receipt.

2. This Commutation Agreement contains the entire agreement of the Parties with respect to the subject matter of this Commutation Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the Parties and their respective affiliates, representatives and agents in respect of the subject matter hereof and thereof

3. This Commutation Agreement and any dispute arising hereunder shall be governed in all respects by the laws of New York, without giving effect to New York principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the Jaws of another jurisdiction. Each party also hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of New York for any actions, suits or proceedings arising out of or relating to this Commutation Agreement and the transactions contemplated hereby, and each party agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Commutation Agreement or the transactions contemplated hereby in the courts of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. This Commutation Agreement may be executed in multiple counterparts, each of which, when so executed and delivered, shall be an original,

5

bul such counterparts shall together constitute one and the same instrument and Commutation Agreement. 4. This Commutation Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors, it not being the intent of the Parties to create any third pa1ty beneficiaries, except as specifically provided in Article I, provided that this Commutation Agreement and the obligations of the Parties shall not be assigned by any Party hereto without the prior written consent of the other Parties. 5. This Commutation Agreement may not be changed, altered or modified unless the same shall be in writing executed by the each of the Parties. 6. No consent or waiver, express or implied, by any Party to or of any breach or default by any of the other Parties in the performance by such other Pa1ty of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder. The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or equity. 7. In consideration of the mutual covenants and agreements contained herein, each Patty hereto does hereby agree that this Commutation Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof. 8. All expenses incurred in connection with this Commutation Agreement, including fees and disbursements of legal, actuarial, accounting and other advisors shall be paid by the Party incurring such expenses. 9. If any provision of this Commutation Agreement is held to be void or unenforceable, in whole or in part, (a) such holding shall not affect the validity and enforceability of the remainder of this Commutation Agreement, including any other provision, paragraph or subparagraph, and (b) the Parties agree to attempt in good faith to refonn such void or unenforceable provision lo the extent necessary to render such provision enforceable and to carry out its original intent. I0 . This Commutation Agreement may be executed by the Parties hereto in any number of counterparts, and by each of the Parties hereto in separate countcrpa1ts, each of 6 which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. [Signature Page to Follow] 7

EXECUTION COPY IN WITNESS WHEREOF, the Parties hereto have caused this Commutation Agreement to be executed by their duly authorized representatives. AMTRUST INTERNATIONAL INSURANCE, LTD By:. _____________ _ Stephen Ungar Secmary { MAIDEN REJNSURANCE LTD. By. ~ ~ President [Commutation Agreement and Release] 71513863v.8

EXECUTION COPY

IN WITNESS WHEREOF, the Parties hereto have caused this Commutation Agreement to be executed by their duly authorized representatives.

AMTRUST INTERNATIONAL INSURANCE, LTD

By:________________________________
Stephen Ungar
Secretary

MAIDEN REINSURANCE LTD.

By:________________________________
Patrick J. Haveron
President

[Commutation Agreement and Release]

71513863v.8

Schedule A

ACCOUNT NUMBER	BANK NAME	ACCOUNT NAME
P 01652	JP MORGAN	AMTRUST INTERNATIONAL & TECHNOLOGY INSURANCE COMPANY – SEGREGATED
258612000	US BANK	AMTRUST INTERNATIONAL INSURANCE, LTD. fbo AMTRUST INTERNATIONAL UNDERWRITERS DAC
261939000	US BANK	AMTRUST INTERNATIONAL INSURANCE, LTD. fbo AMTRUST EUROPE LIMITED

Updated Schedule A as of the version date, herby approved: -

REINSURER

Maiden Reinsurance Ltd.

By: [signature]
Name: Michael Tait
Title: CFO

COMPANY

AmTrust International Insurance, Ltd.

By: [signature]
Name: Chris Souter
Title: CFO

Schedule A
Version 05.23.2019